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                                                                  EXHIBIT NO. 21

                           Subsidiaries of Registrant

                                         Percentage       Jurisdiction or State
Subsidiaries                               Owned            of Incorporation
                                           -----            ----------------

Provident Community Bank                   100%                United States

Provident Financial Services, Inc. (1)     100%                South Carolina

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(1)  A wholly-owned subsidiary of Provident Community Bank.